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                                                           EXHIBIT (10)(E)-(5)



                            ELECTRO RENT CORPORATION
                             STOCK OPTION AGREEMENT
                             (NONSTATUTORY OPTION)
                          (1996 DIRECTOR OPTION PLAN)


         THIS AGREEMENT, entered into this ______ day of ______________, 199__, between ELECTRO RENT CORPORATION, a California corporation (the "Company"), and _________________________________________ (the "Optionee").


                                R E C I T A L S

         A. The Board of Directors of the Company (the "Board") has established the Electro Rent Corporation 1996 Director Option Plan (the "Plan") in order to provide outside directors of the Company with a favorable opportunity to acquire shares of the Company's common stock ("Stock").

         B. The Board has determined that it would be in the best interests of the Company and its shareholders to grant the Option described in this Agreement to the Optionee as an inducement to remain as a director of the Company, and as an incentive for increasing efforts during such service.

         NOW, THEREFORE, it is agreed as follows:

         1. Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

         2. Grant of Option. Pursuant to the Plan, the Company hereby grants to the Optionee as of the date thereof the option to purchase all or any part of an aggregate of __________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 8 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $__________ per share.

         4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue quarterly from date of grant and shall be exercisable one year from the date of





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this grant except as otherwise herein provided.  No Option shall be exercisable after the expiration of five years from the date upon which it was granted.

         5. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933 or any other applicable requirement of Federal or state law has not been met.

         6. Exercise by Representative Following Death of Director. If an Optionee dies when he or she could have exercised Options and has not fully exercised the Options, then the Options may be exercised in full at any time within 12 months after the Optionee's death by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of this Option Agreement and had not previously been exercised.

         7. Disability of Optionee. If an Optionee ceases to be an Eligible Director by reason of Disability, such Optionee shall have the right to exercise the Options at any time within 12 months after ceasing to be an Eligible Director, but only to the extent that, at the date of termination, the Optionee's right to exercise such Options had accrued pursuant to the terms of this Option Agreement and had not previously been exercised.

         8. Retirement or Termination of Optionee or Change of Control. If an Optionee ceases to be an Eligible Director by reason of retirement or termination for any reason other than death or Disability, or in the event of a Change of Control, the Optionee shall have the right to exercise the Options at any time within three months after termination or after the Change of Control, but only to the extent that, at the date of termination or after the Change of Control, the Optionee's right to exercise such Options had accrued pursuant to the terms of this Option Agreement and had not previously been exercised.

         9. Nontransferability. The Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.





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         10.  Effect of Exercise.  Upon exercise of all or any part of the
Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

         11. Exercise of Option. The Option may be exercised by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Committee and (b) full payment of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The Option Price shall be payable in full in United States Dollars upon the exercise of the Option.

         12. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person.

         13. Rights as a Shareholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the shares subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

         14. Notices. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

         15. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee's determinations shall be conclusive and binding on all interested persons.

         16. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.





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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                       ELECTRO RENT CORPORATION



- ----------------------------------     By
    Optionee                             --------------------------------



- ----------------------------------
       (Please print
     Optionee's name)



- ----------------------------------
      Optionee's Spouse*



- ----------------------------------
 (Please print spouse's name)





- ----------------------------------

         *Include Signature and name of Optionee's spouse, if Optionee is married.





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                                   SCHEDULE 1

                               RIGHT TO EXERCISE


         Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as follows:

                 (a) Commencing one year after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option.

                 (b) Commencing two years after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option, plus any shares with respect to which the Option has previously become exercisable but has not been exercised.

                 (c) Commencing three years after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option, plus any shares with respect to which the Option has previously become exercisable but has not been exercised.

                 (d) Commencing four years after the date of this Agreement, the entire Option may be exercised to the extent it has not previously been exercised.





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